UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Nightstar Therapeutics plc

(Name of Registrant as Specified In Its Charter)

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On April 26, 2019, Nightstar Therapeutics plc issued the following press release.

Leading Proxy Advisory Firms ISS and Glass Lewis Recommend Nightstar Shareholders Vote “FOR”

Proposed Acquisition by Biogen

WALTHAM, Mass. and LONDON, April 26, 2019 (GLOBE NEWSWIRE) — Nightstar Therapeutics plc (“Nightstar”) (NASDAQ: NITE) today announced that both leading independent proxy advisory firms, Institutional Shareholder Services Inc. (“ISS”) and Glass Lewis & Co. (“Glass Lewis”), have recommended that Nightstar shareholders vote “FOR” the proposals relating to the proposed acquisition of Nightstar by an affiliate of Biogen Inc. (“Biogen”).

To become effective, the transaction must be approved by Nightstar shareholders at a special General Meeting and at a Court Meeting convened by the High Court of Justice in England and Wales. The General Meeting is scheduled to be held at 10.30 a.m. (London time) on May 8, 2019 and the Court Meeting is scheduled to be held at 10.40 a.m. (London time) on May 8, 2019. Both the General Meeting and the Court Meeting will be held at the offices of Nightstar’s solicitor, Skadden, Arps, Slate, Meagher and Flom LLP at 40 Bank Street, London, United Kingdom E14 5DS. The Nightstar board of directors has recommended that shareholders vote “FOR” the proposed transaction. Nightstar shareholders who have any questions or need assistance voting their shares should call the Nightstar Shareholder Helpline at +44 370 703 6033. Holders of Nightstar’s American Depositary Shares should call MacKenzie Partners, Inc., Nightstar’s proxy solicitor, at +1-212-929-5500.

The transaction is expected to become effective by mid-year 2019, subject to the satisfaction (or, where applicable, waiver) of certain closing conditions, including receipt of the requisite approvals of Nightstar shareholders.

Centerview Partners is acting as lead financial advisor to Nightstar. Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal counsel to Nightstar.

About Nightstar

Nightstar is a leading clinical-stage gene therapy company focused on developing and commercializing novel one-time treatments for patients suffering from rare inherited retinal diseases that would otherwise progress to blindness. Nightstar’s lead product candidate, NSR-REP1, is currently in Phase 3 development for the treatment of patients with choroideremia, a rare, degenerative, genetic retinal disorder that has no treatments currently available and affects approximately one in every 50,000 people. Positive results from a Phase 1/2 trial of NSR-REP1 were published in Nature Medicine in 2018, in The New England Journal of Medicine in 2016, and in The Lancet in 2014. Nightstar’s second product candidate, NSR-RPGR, is currently being evaluated in a clinical trial known as the XIRIUS trial for the treatment of patients with X-linked retinitis pigmentosa, an inherited X-linked recessive retinal disease that affects approximately one in every 40,000 people. In September 2018, Nightstar announced positive preliminary safety and efficacy data from the XIRIUS trial for the first five cohorts (combined n=15) of the dose escalation study at the EURETINA medical meeting.

For more information about Nightstar or its clinical trials, please visit www.nightstartx.com.

Enquiries:

Nightstar
Investor Information	investors@nightstartx.com
Media Enquiries	media@nightstartx.com
Information	info@nightstartx.com

Centerview Partners (Financial adviser to Nightstar)
Alan Hartman	+1 212 380 2665
Andrew Rymer	+1 212 429 2349
James Hartop	+44 (0)20 7409 9730

Finsbury (PR adviser to Nightstar)
Kal Goldberg	+1 646 805 2005
Chris Ryall	+1 646 306 0747

MacKenzie Partners (Proxy solicitor for Nightstar)
Glen Linde/Bob Marese	+1 212 929 5500

Important notices relating to financial advisers

Centerview Partners UK LLP (“Centerview Partners”), which is authorised and regulated by the FCA, is acting exclusively for Nightstar and no one else in connection with the matters referred to in this document. Centerview Partners is not and will not be responsible to anyone other than Nightstar for providing the protections afforded to its clients or for providing advice in connection with the contents of this document or any matter referred to in this communication.

The City Code on Takeovers and Mergers

The City Code on Takeovers and Mergers does not apply to the proposed transaction.

Further information

This communication is for information purposes only and is not intended to and does not constitute, or form any part of, an offer to sell or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the proposed acquisition by Biogen Switzerland Holdings GmbH (“Bidder”) and Tungsten Bidco Limited (“Bidco”) (or its nominee(s)) of the entire issued and to be issued share capital of Nightstar Therapeutics plc (“the Acquisition”) or otherwise. The Acquisition will be made solely in accordance with the combined shareholder circular and proxy statement dispatched to Nightstar shareholders including the particulars required by section 897 of the UK Companies Act 2006 (“Scheme Document”), which contains the full terms and conditions of the Acquisition, including details of how to vote in respect of the Scheme. INVESTORS ARE ADVISED TO READ THE SCHEME DOCUMENT, AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, CAREFULLY AND IN ITS ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO THE ACQUISITION BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors may obtain a free copy of the Scheme Document at the SEC’s website at www.sec.gov, or free of charge from Nightstar at https://www.nightstartx.com or by directing a request to Nightstar at investors@nightstartx.com. Any voting decision or response in relation to the Acquisition should be made solely on the basis of the Scheme Document.

This communication does not constitute a prospectus or a prospectus equivalent document.

Biogen Inc. and Nightstar, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the implementation agreement entered into on 4 March 2019 among Bidder, Bidco and Nightstar and, relating to, amongst other things, the implementation of the Acquisition (the “Implementation Agreement”). Information regarding Nightstar’s directors and executive officers is contained in Nightstar’s Form 20-F for the year ended 31 December 2017, which is filed with the SEC. Information regarding Biogen’s directors and executive officers is contained in Biogen’s Form 10-K for the year ended 31 December 2018 and its proxy statement dated 27 April 2018. Additional information regarding the participants in the solicitation of proxies in respect of the transactions contemplated by the Implementation Agreement and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Scheme Document and other relevant materials filed with the SEC.

Overseas shareholders

The release, publication or distribution of this communication in jurisdictions other than the United Kingdom and the United States may be restricted by law and therefore any persons who are subject to the laws of any jurisdiction other than the United Kingdom or the United States (including Restricted Jurisdictions, as defined below) should inform themselves about, and observe, any applicable legal or regulatory requirements. In particular, the ability of persons who are not resident in the United Kingdom or United States or who are subject to the laws of another jurisdiction to vote their Nightstar shares in respect of the Scheme at the meeting or meetings of the Nightstar shareholders to be convened by order of the High Court of Justice in England and Wales (the “Court”) pursuant to Part 26 of the UK Companies Act 2006 for the purpose of considering and, if thought fit, approving the Scheme (with or without amendment approved or imposed by the Court and agreed to by Bidder, Bidco and Nightstar) including any adjournment, postponement or reconvention of any such meeting, notice of which is contained in the Scheme Document (“Court Meeting”), or to execute and deliver forms of proxy appointing another to vote at the Court Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located or to which they are subject. Any failure to comply with applicable legal or regulatory requirements of any jurisdiction may constitute a violation of securities laws in that jurisdiction.

Copies of this communication and any formal documentation relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any jurisdiction where local laws or regulations may result in a significant risk of civil, regulatory or criminal exposure if information concerning the Acquisition is sent or made available to Nightstar shareholders in that jurisdiction (“Restricted Jurisdiction”), or any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction. Doing so may render invalid any related purported vote in respect of acceptance of the Acquisition.

If the Acquisition is implemented by way of a takeover offer (as that term is defined in section 974 of the UK Companies Act 2006) (“Offer”), the Offer may not (unless otherwise permitted by applicable law and regulation) be made, directly or indirectly, in or into or by use of the mails or any other means or instrumentality (including, without limitation, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of any Restricted Jurisdiction and the Acquisition will not be capable of acceptance by any such use, means, instrumentality or facilities or from within any Restricted Jurisdiction.

Further details in relation to Nightstar shareholders in overseas jurisdictions is contained in the Scheme Document.

Notice to U.S. investors in Nightstar

The Acquisition relates to the shares of a company incorporated in England and Wales and is being made by means of a scheme of arrangement provided for under Part 26 of the UK Companies Act 2006 and subject to the proxy solicitation rules under the Securities Exchange Act of 1934 (the “U.S. Exchange Act”). The Acquisition, implemented by way of a scheme of arrangement, is not subject to the tender offer rules under the U.S. Exchange Act. If, in the future, Bidder exercises its right to implement the Acquisition by way of an Offer, subject to the terms of the Implementation Agreement, the Acquisition will be made in compliance with applicable United States laws and regulations.

It may be difficult for U.S. Nightstar shareholders and Nightstar ADS Holders to enforce their rights and any claim arising out of the U.S. federal securities laws, because Nightstar is located in a non-U.S. country, and some or all of its officers and directors are residents of a non-U.S. country. U.S. Nightstar shareholders and Nightstar ADS Holders may not be able to sue a non-U.S. company or its officers or directors in a non-U.S. court for violations of the U.S. securities laws. Further, it may be difficult to compel a non-U.S. company and its affiliates to subject themselves to a U.S. court’s judgment.

U.S. Nightstar shareholders and Nightstar ADS Holders are urged to consult with legal, tax and financial advisers in connection with making a decision regarding the Acquisition.

Warning Concerning Forward-Looking Statements

All statements included in this communication, other than statements or characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including Section 21E of the U.S. Exchange Act, and other securities laws. Whenever Nightstar uses words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “will,” “may,” “predict,” “could,” “seek,” “forecast” and negatives or derivatives of these or similar expressions, they are making forward-looking statements. Examples of such forward-looking statements include, but are not limited to, references to the anticipated benefits of the Acquisition and the expected time of effectiveness of the Acquisition. These forward-looking statements are based upon Nightstar’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur.

Shareholders are cautioned that any forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. Important risk factors that may cause Nightstar’s actual results to differ materially from its forward-looking statements include, but are not limited to: (1) the Acquisition is subject to the satisfaction or waiver of certain conditions, including the receipt of requisite approvals by Nightstar’s shareholders and the sanction of the Scheme by the Court, which conditions may not be satisfied or waived; (2) uncertainties as to the timing of the consummation of the Acquisition and the ability of each party to consummate the Acquisition; (3) the risk that the Acquisition disrupts the parties’ current operations or affects their ability to retain or recruit key employees; (4) the possible diversion of management time on Acquisition-related issues; (5) litigation relating to the Acquisition; (6) unexpected costs, charges or expenses resulting from the Acquisition; and (7) potential adverse reactions or changes to business relationships resulting from the communication or completion of the Acquisition.

The information contained in Nightstar’s filings with SEC, including in Nightstar’s Form 10-K for the year ended 31 December 2018, identifies other important factors that could cause actual results to differ materially from those stated in or implied by the forward-looking statements in this communication. Nightstar’s filings with the SEC are available on the SEC’s website at www.sec.gov. You should not place undue reliance upon forward-looking statements. Except as required by law, Nightstar does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.